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CUPID NO. 615799 10 3                 13D                    PAGES 8 OF 9 PAGES

                                                                       EXHIBIT 2

                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that Douglas D. Thomas and William D. Porteous, whose signatures appear below, each constitutes and appoints Wilmer J. Thomas, Jr., as attorney-in-fact and agent for the undersigned solely for the purpose of executing and filing reports required under Section 13 of the Securities and Exchange Act of 1934, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in fact may do or cause to be done by virtue hereof.

Date: June 16, 1998

                                            /s/ Douglas D. Thomas
                                            ---------------------------------
                                            DOUGLAS D. THOMAS



                                            /s/ William D. Porteous
                                            ---------------------------------
                                            WILLIAM D. PORTEOUS